EXHIBIT 4.2

HEALTH CARE PROPERTY INVESTORS, INC.

Officers’ Certificate

November 19, 2003

We, James G. Reynolds and Edward J. Henning, do hereby certify that we are the duly elected Executive Vice President and Chief Financial Officer, and Senior Vice President, General Counsel and Corporate Secretary, respectively, of Health Care Property Investors, Inc., a Maryland corporation (the “Company”). We further certify that, pursuant to resolutions of the Board of Directors of the Company, duly adopted by unanimous written consents in lieu of a meeting on April 12, 2002 and at a meeting of the Board of Directors on October 23, 2003 and attached hereto as Exhibit A-1, a series of Securities of the Company shall be established pursuant to Section 301 of the Indenture dated as of September 1, 1993 (the “Indenture”) between the Company and The Bank of New York, as trustee. We further certify that, pursuant to resolutions of the Board of Directors of the Company, duly adopted at a meeting on October 23, 2003 and attached hereto as Exhibit A-1, the aggregate initial offering price of the Notes of said series shall be $100,000,000; and that said series shall have the following terms and provisions:

(i) the title of such series of Securities shall be “Medium-Term Notes, Series E” (referred to herein as the “Notes”);

(ii) subject to being increased by the Company pursuant to a subsequent Officers’ Certificate, the Notes which may be authenticated and delivered under the Indenture shall be limited to $100,000,000 aggregate initial offering price (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture);

(iii) the Notes shall be issuable as Registered Securities only, without coupons, in denominations of $1,000 or in any amount in excess thereof which is an integral multiple of $1,000;

(iv) unless otherwise specified by any Chairman, President, Chief Executive Officer, Chief Financial Officer or any Executive or Senior Vice President of the Company (the “Designated Officers”) and set forth in the applicable Note, Notes issued in the form of permanent global certificates shall be dated the date of their issuance;

(v) the principal amount of each Note shall be determined by any one of the Designated Officers and shall be set forth in the applicable Note;

(vi) the date on which the principal of each of the Notes shall be payable shall be a Business Day nine months or more from the date of issuance as selected by the Purchaser and agreed to by the Company, as determined by either of the Designated Officers and set forth in the applicable Note;

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(vii) the rate or rates at which each of the Notes shall bear interest shall be established by the Company as determined by any of the Designated Officers and set forth in the applicable Note, and may be either a fixed interest rate or may vary from time to time in accordance with one or more interest rate formulas;

(viii) the Interest Payment Dates and the Regular Record Dates with respect to each Note shall be specified by the Company as determined by any of the Designated Officers and set forth in the applicable Note;

(ix) interest on each Note shall be calculated on the basis specified by the Company with respect to such Note as determined by any of the Designated Officers and set forth in the applicable Note;

(x) no Additional Amounts shall be paid in respect of the Notes;

(xi) principal and interest payable with respect to the Notes shall be payable, Notes may be surrendered for registration of transfer and exchange, and notices or demands to or upon the Company in respect of the Notes and the Indenture may be served, at the Corporate Trust Office of The Bank of New York, located at 101 Barclay Street-21W, New York, New York 10286;

(xii) if provided on the face of a Note, such Note may, prior to its Stated Maturity, be subject to redemption, in whole or in part, at the option of the Company or be subject to repayment, in whole or in part, at the option of the Holder or both; the Company shall specify, as determined by any of the Designated Officers and set forth in the applicable Note, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Notes may be redeemed and/or repaid, if any;

(xiii) unless otherwise specified by the Company in a subsequent Officers’ Certificate, the Notes will not be subject to any sinking fund;

(xiv) unless specified by the Company as determined by any of the Designated Officers and set forth in the applicable Note, the Notes shall be issued in the form of one or more Book-Entry Securities, and the Depositary for such Notes shall be The Depository Trust Company or its nominee, and the beneficial owners of interests in any such Book-Entry Securities may not exchange any such interests (except as provided by Section 305 of the Indenture);

(xv) if other than the principal amount of any Note is to be paid upon the declaration of acceleration of the Maturity of any Note pursuant to Section 502 of the Indenture, such amount shall be specified by the Company, as determined by any of the Designated Officers and set forth in the applicable Note;

(xvi) if specified by the Company as determined by any of the Designated Officers and set forth in the applicable Note, the amount of payments of principal of and any premium or interest on the Notes may be determined with reference to an index, formula or other method or methods; the Company shall specify, as determined by any of the Designated Officers and set forth in the applicable Note, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(xvii) there are no deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to the Notes;

(xviii) The Bank of New York shall act as Trustee with respect to the Notes;

(xix) any other terms with respect to the Notes may be specified by the Company as determined by any of the Designated Officers and set forth in the applicable Note;

(xx) the Notes may have such other terms as are provided in the forms of certificate used to evidence the Notes approved in an Officers’ Certificate of the Company, dated as of the date hereof, pursuant to Section 201 of the Indenture;

(xxi) Each Designated Officer is hereby authorized to communicate, from time to time through the use of facsimile transmission or by telephone (immediately confirmed in writing at any time on the same date), the foregoing terms of any Note and any other instructions related thereto to the Trustee or any authenticating agent or paying agent regarding the completion and delivery of such Note;

(xxii) The Trustee and any authenticating agent and paying agent shall be entitled to rely on the information provided to it or them in accordance with the foregoing paragraphs until such time as the Trustee and such authenticating agent and paying agent receive a subsequent certificate from the Company deleting or amending any of the information set forth therein; and

(xxiii) The Notes, when completed as contemplated by the foregoing paragraphs, will set forth the terms required to be set forth in this certificate pursuant to Section 301 of the Indenture, and said terms are incorporated herein by reference.

We further certify, having read the Indenture, including Sections 303 and 501 thereof, and the definitions in the Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as we deemed necessary to enable us to express an informed opinion, that all conditions precedent to the authentication and delivery of the Notes have been complied with and, to the best of our knowledge, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities has occurred and is continuing.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

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IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of the date first written above.

By:	/s/ JAMES G. REYNOLDS

James G. Reynolds Executive Vice President and Chief Financial Officer

By:	/s/ EDWARD J. HENNING

Edward J. Henning Senior Vice President, General Counsel and Corporate Secretary